UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2011
Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
550 Hills Drive, 3rd Floor
Bedminster, NJ 07921
(Address of principal executive offices)
(908) 450-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Contract.

On August 10, 2011, NPS Pharmaceuticals, Inc. (the “Company”) entered into the Fourth Amendment (the “Amendment”) to the Development and License Agreement effective as of December 27, 1995, as amended by the First Amendment to Development and License Agreement, and the Second Amendment to Development and License Agreement, each effective as of November 19, 2004, and the Third Amendment to Development and License Agreement, effective as of March 4, 2008 (collectively, the “License Agreement”) between Amgen Inc. (“Amgen”) and the Company.  Cinacalcet Royalty Sub LLC, the Company’s wholly-owned subsidiary (“Royalty Sub”) and owner of the Sensipar®/Mimpara® (cinacalcet HCI) royalty rights, consented to the Amendment.  The Amendment provides for, among other things, Amgen’s advance of $145 million of future royalty payments.  After the repayment of the royalty advance and a 9% annual discount factor on the unearned advance, Amgen will resume paying royalties in the normal course.  The Amendment becomes effective upon the redemption of the Notes (defined below) as described below and the payment by Amgen of the advance will be made at that time.

The foregoing summary of the material provisions of the Amendment is qualified by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On August 15, 2011, the Company and Royalty Sub delivered to U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture dated as of December 22, 2004, as amended and supplemented on February 5, 2005, October 20, 2006, July 9, 2007, August 1, 2007 and August 7, 2007 (the “Indenture”) between Royalty Sub and the Trustee, notice to redeem on September 30, 2011 all of the outstanding Secured 15.5% Class B Notes due 2017 (the “Notes”) issued by Royalty Sub.  The aggregate redemption price of the Notes is 100% of the outstanding aggregate principal amount of the Notes, which is approximately $150 million, plus accrued and unpaid interest thereon through September 30, 2011, which interest is approximately $5.8 million.  The Company will fund the redemption with the current royalty payment for the calendar quarter ending June 30, 2011 of approximately $22.6 million and the balance from existing Company resources.  None of the Notes will remain outstanding and the Indenture will cease to be of further effect.

 On August 15, 2011, the Company issued a press release announcing the amendment to the License Agreement and the redemption of the Notes, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Fourth Amendment dated as of August 10, 2011 to the Development and License Agreement as amended between the Company and Amgen.

99.1	Press Release issued by the Company on August 15, 2011.

*	Confidential information was omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 15, 2011	NPS PHARMACEUTICALS, INC.

		By:	/s/ Edward Stratemeier
Name: Edward Stratemeier
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Fourth Amendment dated as of August 10, 2011 to the Development and License Agreement as amended between the Company and Amgen.

99.1	Press Release issued by the Company on August 15, 2011.

*	Confidential information was omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.